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                                   EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT


Parent
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West Town Bancorp, Inc.

                                                                  State of
Subsidiary                              Percentage Owned       Incorporation
----------                              ----------------       -------------

West Town Savings Bank                        100%                Illinois

West Town Insurance Agency, Inc. (1)          100%                Illinois

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(1)  First tier subsidiary of West Town Savings Bank.